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                                                                   EXHIBIT 23.01

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the UniCAD, Inc. Stock Option Plan of Cooper & Chyan Technology, Inc. of our report dated January 26, 1996, with respect to the consolidated financial statements and schedule of Cooper & Chyan Technology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                  /s/ ERNST & YOUNG LLP
                                                  ERNST & YOUNG LLP

Palo Alto, California
August 29, 1996